AGREEMENT OF TRUST

THIS TRUST AGREEMENT made and entered into on the 28th day of December, 1983, between CONAP, INC. (hereinafter referred to as the "Company"), and MELLON BANK, N.A. (hereinafter) referred to as the "Trustee".

                 WITNESSETH:
WHEREAS, the Company has adopted the Conap, Inc. Employees'
Savings and Profit Sharing Plan (hereinafter referred to as the "Plan"); and

WHEREAS, it is the express intent of the Company that this Agreement of Trust and the Plan be considered one for the purpose of compliance with any Federal statute, regulation or rule; and

WHEREAS, the Company is desirous of establishing a trust fund to hold and administer the assets to be contributed to fund the benefits provided by the Plan;

NOW, THEREFORE, the Company and the Trustee, each intending to be legally bound hereby, agree as follows:

                              SECTION 1

1.1 The Trust hereinafter established is intended to comply with the Employee Retirement Income Security Act of 1974
(hereinafter referred to as the "Act") and to be a "qualified trust" as such term is used in Sections 401 and Sol of the Internal Revenue Code of 1954, as amended.

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1.2   The terms used herein shall have the meanings ascribed to
them by the Act or, where defined by the Plan, the Plan, unless the context clearly indicates an intended different meaning.

                  SECTION 2

2.1 The Company hereby establishes with the Trustee a trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee.

2.2 The Trustee shall have no duty to determine or collect any Plan contributions and shall be solely accountable for monies or properties actually received by it. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

2.3 Except as, otherwise provided herein, the Trustee shall not have any duty nor shall the Trustee have any responsibility to determine the type and form of investment which may be selected by any Participant. Except as otherwise provided herein, the Trustee shall solely be liable for placement of monies or other property received by it in such funds or accounts as the Trustee shall be directed from time to time by the Administrator.

2.4 The Trustee shall not have any duty nor shall it take any affirmative action in order to acquire any monies or properties held by a prior trustee for the benefit of the Plan and shall only be responsible for monies or properties actually received by it; nor shall the Trustee have any duty to inquire into the administration of the Plan or actions taken under the Plan by any such prior trustee. In- no manner shall the actions of any predecessor trustee establish any precedents OF liabilities hereunder as to the Trustee.

2.5 All monies and properties which become subject to this Agreement, all investments and reinvestments made therewith and proceeds thereof and all earnings and profits thereon ' less the payments which at the time of reference shall have been made by the Trustee 'as authorized herein and any losses hereto, are referred to herein as the "Fund".

2.6 The Fund shall be held by the Trustee in trust and dealt within accordance with the provisions of this Agreement and the Act.

2.7 Except as may be provided by law for the purpose of returning the Company's contributions or in case the Plan of which this Trust forms a part provides for the return of Company contributions in the event the Plan fails to qualify

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under the applicable provisions of the Internal Revenue Code, at no time prior to the satisfaction of all liabilities for benefits under the Plan shall any part of the Fund be used for or diverted to purposes other than for the exclusive benefit of participants, or retired participants under the Plan, or their beneficiaries and for the payment of the expenses of the Plan.

2.8 The Trustee may commingle the assets attributable to the plans for which contributions are made under this Agreement if this Agreement is applicable to core than one plan, and may commingle the Fund with funds of other trusts of similar nature created by the Company for the exclusive benefit of its employees. Where commingling is effected with other trusts maintained by the Company, the combined trust, to the extent that assets are attributable to contributions made under this Agreement, shall be the Fund referred to herein. By agreement the Trustee may maintain such records as the Trustee deems necessary in order to separate the Fund from the funds of the other trusts maintained by the Company and, if applicable, to separate the assets attributable to each of the plans for which, contributions are made under this Agreement. should separation be required, either of the Fund from other trusts maintained by the Company or of any plan 'for which contribution; are made under this Agreement from the Fund, the Trustee shall make such separation in accordance with generally accepted accounting principles and, where applicable, upon the certification of an Enrolled Actuary.

                  SECTION 3

3.1 The Plan shall be administered by the person or persons, board, committee or other entity designated by the terms of the Plan to administer the Plan or, in the absence of such designation, the Plan shall be administered by the Company (hereinafter referred to as the -"Administrator") and said Administrator shall have the sole Fiduciary duty-as to such Plan administration and the Trustee shall not be responsible in any respect for such administration.

3.2 The Company shall notify the Trustee in writing of all persons or entities who will function as Administrator under the terms of this Agreement and the rights, powers and duties of each such person or entity and in the absence of such notice, the Trustee shall rely solely upon the Company.

3.3 The Trustee shall be entitled to deal with any person or entity identified by the Company as an Administrator until notified otherwise by the Company, in writing.

3.4 The Company shall fully indemnify and save harmless the Trustee from liability and expense incident to any act or failure to act by reason of the Trustee's reliance upon or compliance with instructions issued by the Administrator or the Company which are on their face proper under the Plan or plans, this Agreement of Trust, and applicable law.

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                              SECTION 4

4.1 The Trustee shall make such payments out of the Fund as the Administrator may from time to time in writing direct, including payment of any expenses of the Fund. In the discretion of the Administrator, such payments may either be made directly to the person specified by the Administrator or deposited in a checking account maintained by the Administrator for the purpose of making payments to the person or persons entitled to such payments under the Plan.

4.2 To the extent monies are held in the account designated by the Administrator, the Administrator shall hold such monies in trust and in such a manner that the same shall be secure from the claims of all creditors of the Company or Affiliate, Administrator or any participant or beneficiary covered by the Plan.

4.3 Any direction given to the Trustee in accordance with this Section need not specify the specific application of the payment to be made, but shall specify that the payment is for the purposes of the Plan or the payment of Plan expenses. The Trustee shall be fully protected in making such payments from time to time and shall be charged with no responsibility whatsoever respecting the application of such monies.

4.4 The Trustee is specifically authorized to appoint other fiduciaries with the consent of the Company as to part or all of the Fund and functions incident thereto where, in the sole discretion of the Trustee, such delegation is necessary in order to facilitate the operations of the Trust and such delegation is not inconsistent with the purposes of the Trust or in contravention of any law. In the delegation of such fiduciary duties, the Trustee may appoint as Fiduciary any person or entity including but not limited to the Administrator or the Company, notwithstanding the fact that such@ person or entity is then considered a Fiduciary, a Party in Interest or a Disqualified Person. Upon such delegation, the Trustee may require such reports, bonds or written agreements as it deems necessary to properly monitor the actions of its delegates

                              SECTION 5

5.1 The Administrator shall direct the Trustee to establish on its books and records the same number of accounts as there are investment options available to the employees or are specified by the Plan. The Administrator shall establish an investment purpose for each account, either by separate written designation or through an agreement between the Administrator and the Trustee that shall incorporate therein the investment purposes and, if applicable, the investment restrictions which the Plan provides as to investment options. The accounts so established shall, until changed by the Administrator, operate in the manner and form established.

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5.2  The Administrator shall, upon the making of any
contribution to this Trust by the Company, or, if applicable* a Participant, or both, instruct the Trustee in writing of the manner that such contribution is to be allocated between the accounts previously established.

5.3 The Trustee shall not be responsible nor liable to establish or maintain a record or account in the name of any individual Participant. The Trustee shall not be required to establish the value of any Participant's individual interest in the Fund or any account established hereunder. Should the Trustee and the Administrator or Company agree that the Trustee shall maintain individual account records, such agreement shall be separate and apart from the terms of this Trust. Such an agreement shall not be construed as implying any duty upon the Trustee hereunder even though the Trustee, in its corporate capacity as record keeper for the accounts of individual Participants, shall have the right, power or duty to issue instructions or directions as to the disposition or distribution of 'any assets held hereunder.

5.4 For the purposes of application of this Agreement of Trust, each account created hereunder shall be considered a separate trust insofar as the application of powers granted the Trustee. Notwithstanding the provisions of this agreement of Trust which established powers and duties with regard to the Trust as a whole, the Trustee shall exercise such of those powers as are consistent with the investment purposes of each account. Where applicable or required, the Trustee with the Company's consent may subdivide any account as may be required to fulfill either its duties hereunder or the instructions of the Administrator.

                              SECTION 6
6.0
(a) The Plan of which this Trust forms a part has therein designated, either by name or through a procedure contained therein, a Fiduciary who has been invested with the power to manage and control the assets of the Plan. Such power includes the authority for Fiduciary to appoint an Investment Manager.

     To the extent that such Fiduciary shall exercise the power to manage or control the Plants assets held as part of the Fund, the Trustee, as to those assets, shall be released and relieved of all investment duties, responsibilities and liabilities normally or statutorialy incident to a trustee and thereafter act in the capacity of custodian of such assets-
The Trustee, in its capacity of custodian, shall retain only those powers and duties set forth in Section 6 as are necessary to its functions as custodian. The other powers shall only be exercised upon the written directions of the Fiduciary.

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     Should the Fiduciary at any time direct the Trustee to
utilize the services of any broker, dealer, employee or representative of either, or any other person to render service to the Fund, the Fiduciary shall be solely responsible for the acts of such persons. The Trustee shall fully comply with the written instructions, if of a continuing nature, until revoked, unless the Trustee has actual knowledge that the instructions of the Fiduciary are in contravention of the Act or the Plan.

(b) Should the Fiduciary appoint an Investment Manager, the Fiduciary shall so notify the Trustee and instruct the Trustee in writing to separate into a separate account those assets as to which the Investment Manager has discretion and control.
The Fiduciary shall designate in writing the person or persons who are to represent the Investment Manager in dealings with the Trustee. Upon the separation of the assets in accordance with the instructions of the Fiduciary, the Trustee shall thereupon be relieved and released of all investment duties, responsibilities and liabilities normally and statutorialy incident to a trustee as to such separate account, and, as to such separate account, the Trustee shall act as custodian. The Trustee shall take no action with respect to the duties or powers provided in Section 7 without receipt of written directions of the Investment Manager. Unless specifically denied in writing, the Trustee, as custodian, may hold the assets of such separate account in the name of its nominee or nominees.

     Should the Investment Manager at any time elect to place security transactions directly with a broker or dealer, the Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from the Investment Manager. Should the Investment Manager direct the Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall be in writing and shall specifically set forth the actions to be taken by the Trustee as to such services.

     In the event that an Investment Manager places security transactions directly or directs the utilization of service, the Investment Manager shall be solely responsible for the acts of such persons. The sole duty of the Trustee as to such transactions shall be incident to its practices as custodian.

6.1 The Trustee shall discharge all its investment duties as provided under Sections 6 and 7 hereof in a manner consistent with the investment purposes of each account and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims, and, if not restricted by the specific investment purposes of any account, by diversifying the investments of each account held hereunder

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so as to minimize the risk of large losses unless under the
Plan or circumstances it would be clearly not prudent to diversify. The duty of the Trustee to . diversify shall pertain solely to each account separately and shall not pertain to the allocation of any contribution among accounts, which allocation shall be determined solely by the Plan or the Participants, and which is communicated to the Trustee by the Administrator.

6.2 Subject to the foregoing, the Trustee shall from time to time invest and reinvest the Fund and keep it invested, without distinction between Principal and income, as it in its sole discretion deems advisable.

6.3 Such investment and reinvestment shall not be restricted to securities or property of the character authorized for investments by trustees under any statute or other laws of any state, district or territory.

6.4 The Trustee shall be the sole judge as to the use of any security or form of security in the fulfilling of the investment purposes of each account established under this Agreement. Notwithstanding the investment purpose of any account, the Trustee is authorized to use any form of short-term investment pending permanent investment or disposition.

6.5 In addition to any power granted to trustees under any statute or other laws, such laws ' and statutes if necessary being incorporated herein by reference, the Trustee's investment powers shall include, but shall not be limited to, investment in the following:

(a) domestic or foreign common and preferred stocks, including warrants, rights and preferred stocks convertible into common stock, regardless of where or how traded;

(b) corporate bonds and debentures and any such securities which are convertible into common stock, domestic or foreign;

(c) bonds or other obligations of the United States of America or any foreign nation, and any agencies thereof, or any bonds or other obligation which are directly or indirectly guaranteed by the United States or any foreign nation, or any agency thereof;

(d) obligations of the states and of municipalities or of any agencies thereof;

(e)  notes of any nature;

(f) mortgages and real estate, wherever situate and whether developed or undeveloped, including sales and leasebacks, interest or participations in real estate investment trusts and non-income producing properties;

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(g)  savings accounts, certificates of deposit and other types of time deposits with any financial institution or quasi-financial institution, either domestic or foreign, including any such financial institution operated or maintained by the Trustee in its corporate capacity;
(h)leaseholds of any duration;

(i) mineral and other natural resources, including, but not limited to, oil, gas, timber and coal, and any participation therein in any form, including but not limited to, royalties, ownership, drilling and exploration;

(j) any collective or common trust fund operated and maintained by the Trustee, including, but not limited to, demand notes, short-term notes and cash equivalent funds;

(k) any collective, common or pooled trust fund operated or maintained by any bank or trust company, including the Trustee, exclusively for the commingling and collective investment of monies or other assets held under or as part of a plan which is established in conformity with and qualities under Section 401(a) of the Internal Revenue Code as the same shall be from time to time amended, superseded or renumbered.
Notwithstanding the provisions of this Trust Agreement which place restrictions upon the actions of the Trustee, to the extent monies or other assets are transferred to such collective trust in exchange for an interest in such collective trust, the terms and conditions of the plan of such collective trust shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust, and to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement of Trust. For the purposes of valuation of any interest under the Plan of which this Trust forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation

(1) open-end and closed-end investment companies, regardless of the purposes for which such fund or funds were created, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise created for any lawful purpose;

(m) individual or group insurance policies and contracts including, but not limited to, life insurance, annuity (fixed or variable) and investment policies and contracts, but only if directed by the Administrator to purchase or retain such policies and contracts.

6.6 The Trustee shall not maintain indicia of ownership of any asset held in this Trust outside the jurisdiction of the District Courts of the United States unless such holding is

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approved through ruling or regulation promulgated under the Act by the Secretary of Labor.

6.7 The Trustee may, in its discretion, keep such portion of the Fund in cash or cash balances as deemed advisable from time to time, and shall keep such portion of the Fund in cash or cash balances as may be specified from time to time in a written request of the Company to meet contemplated payments from the Fund. The Trustee shall not be liable for any interest on any cash balances so maintained.

6.8 Should the Trustee exercise the powers granted under Subsections 6.5(1) and (m) above, the Trustee shall be liable for the actions of the investment company or the insurance company only if:

(a) it participates knowingly in or knowingly undertakes to conceal an act or omission of such party, knowing that such act or omission is a breach of fiduciary duty established by the Act;

(b) by its failure to exercise prudence in the selection of or continued association with either the investment company or insurance company, it has enabled either to commit a breach of fiduciary duty;

(c) having knowledge of a breach of fiduciary duty it fails to make reasonable efforts under the circumstances to remedy such breach of fiduciary duty.

6.9 The Trustee may retain for a reasonable time, for the purpose of evaluation, any property contributed to the Fund in the same form in which contributed. The Trustee shall determine the fair value of such property and such value shall be at all times binding on the Trustee.

6.10 As provided in the Plan, all amounts received by the Trustee which are directed by the Administrator to be placed in the account which has as its investment purpose investment in Qualifying Employer Securities or any amount received by the Trustee as a result of holding such Qualifying Employer Securities shall be invested and reinvested in Qualifying Employer Securities. The entire account so established shall be invested one hundred percent (100%) in such. Qualifying Employer Securities. In the operation of this account, the Trustee shall have no investment discretion, except as hereinafter provided, and no duty or responsibility to determine the investment quality or prudence of such investment. The Company, its Board of Directors or the Fiduciary shall have the duty and responsibility to determine whether or not the investment in the Qualifying Employer Securities is prudent.

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6.11 The Trustee may, but shall not be required to, place
amounts received by it for the purpose of investment in temporary investments if in the opinion of the Trustee market conditions are such that investment in Qualifying Employer Securities would be disruptive or could not be accomplished.

6.12 The Fiduciary shall have the right to direct the Trustee as to the source of any acquisition or disposition or any Qualifying Employer Securities. In such case, the Trustee may require the Fiduciary to furnish the Trustee evidence, satisfactory to the Trustee, that such proposed action has been approved by all appropriate Federal agencies which have jurisdiction over such transactions.

6.13 The Trustee shall acquire or dispose of all Qualifying Employer Securities in the open market or through the method of purchase and sales which is used by the Trustee ii the normal course of its security transactions. The Trustee shall be permitted to net all purchases and sales for the account limited in investment purposes to Qualifying Employer Securities, provided, however, both sales and purchases will be at market value and the books and records of the Trustee shall clearly reflect such fact. Should the Trustee for any reason be unable to acquire or dispose of the Qualifying employer Securities in the manner provided by this Section 6.13, it shall notify the Fiduciary of such fact and shall thereafter make no purchases or sales of securities until instructions are received from the Fiduciary.

6.14 The Trustee shall value the Qualifying Employer Securities, utilizing the same techniques and sources used by it in valuing other assets which comprise this and other trusts. Should the Trustee be unable to establish a value under such methods for any Qualifying Employer Security, the Trustee shall so notify the Fiduciary. Thereafter, and including the period for which notice was issued, and continuing until the Trustee can establish value, it shall be the duty and obligation of the fiduciary to establish and communicate the values to be placed on the Qualifying Employer Securities which cannot be valued. During any period in which the Fiduciary is determining value, the Trustee shall have no duty or responsibility as to valuation of such securities.

                  SECTION 7

7.1 Where there is established an account under which the investment purpose is to invest in Qualifying Employer Securities and the right to vote or the exercise of other rights concerning such Securities are vested either in whole or in part in the Participants, the Trustee shall act only in accordance with the instructions received from the Administrator or any agent of the Administrator who has been appointed by the Administrator to determine the method and mode

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by which the Participants are to exercise such rights. In
compliance with this subsection, 'the Trustee and the Administrator may, by separate agreement, establish the Trustee as the agent of the Administrator for such purpose.

7.2 As to all assets other than Qualifying Employer Securities and as to those rights incident to Qualifying Employer Securities which are not vested in the Participants under the Plan, the Trustee is authorized and empowered, in addition to powers granted under the Decedent's, Estates and Fiduciaries Code of the Commonwealth of Pennsylvania, as amended, which statute, to the extent of its granting of powers applicable to trusts of a similar nature to this Trust, is incorporated herein by reference:

(a) to sell, exchange, convey, transfer or otherwise dispose of any property held in the Fund and to make any sale by private contract or public auction; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(b) to vote in person or by proxy any stocks, bonds or other securities to this Trust, is incorporated herein by reference:

(c) to exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversions or exercise;

(d) to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations, or properties of which the Fund may hold stocks, bonds or other securities or in which it may b-e interested, upon such terms and conditions as deemed wise, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same, without any duty to sell;

(e) to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, assignments, documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(f) to borrow or raise monies from any lender, including the Trustee in its corporate Capacity, if permitted by law, for the benefit of the Fund and in conjunction with its duties under

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this Agreement of Trust in such amount and upon such terms and conditions as in the Trustee's absolute discretion may be advisable; and for any sums so borrowed to issue promissory notes as Trustee and to secure the repayments thereof by mortgaging or pledging all or any part of the Fund except collective or pooled trust units which are held in the Fund, the pledge of which shall be forbidden; and no person lending money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

(g) to cause any investments in the Fund to be registered in, or transferred into, the Trustee's name or the names of a nominee or nominees, including but not limited to that of the Trustee, a clearing corporation, or a depository, or in book entry form, or to cause any such investments to be retained unregistered or in a form permitting transfer by delivery, provided that the books and records, of the Trustee shall at all times show that such investments are a part of the Fund; and the Trustee may cause any such investment, or the evidence thereof, to be, held by the Trustee, in a depository, in a clearing corporation, in book entry form, or by any other entity or in any other manner permitted by law;

(h) to manage, administer, operate or lease for any number of years, regardless of any restrictions or leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, all upon such terms and conditions as may be deemed advisable, to renew or extend or participate in the renewal or extension of any mortgage upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of the Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid in the property on foreclosure, to take a deed in lieu of foreclosure, with or without paying a consideration therefor, and in connection therewith to release the obligation on the bonds or notes secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any right or remedy in respect of any such mortgage or guarantee;

(i) to form corporations and to create trusts, to hold title to any security or other property, to enter into agreements creating partnerships or joint ventures for any purpose or purposes determined by the Trustee to be held in the best interests of the Fund;

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(j)  to explore for and to develop mineral interests and to acquire land, either by lease or purchase, for such purchase, and to enter into any type of contract or agreement incident thereto, and to sell any product produced by reason of such development or exploration to any person or persons on such terms and conditions as the Trustee deems advisable, to enter into agreements and contracts for transportation of the same;

(k) to insure against any contingency in any property held in the Fund for any amount and to pay any premiums required for such coverage;

(1) to purchase or otherwise acquire and make payment therefor from the Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust and its operation, or believed by the Trustee to be in the best interests of the Fund, except the Trustee may not obtain any insurance whose premium obligation extends to the Fund which would protect the Trustee against its liability for breach of fiduciary duty;

(m) to defend' against or participate in any legal actions involving the Fund or the Trustee in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Company, as provided for below;

(n) to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise; provided that no insurance company dealing with the Trustee shall be considered to be a party to this Agreement and shall only be bound by and held accountable to the extent of its contract with the Trustee. The insurance company need only look to the Trustee with regard to any instructions issued and shall make disbursements or payments to any person, including the Trustee, as shall be directed by the Trustee. Where applicable, the Trustee shall be the sole owner of and all insurance policies or contracts issued. Such Contracts or policies, unless otherwise determined, shall be held as an asset of the Fund for safekeeping or custodian purposes, only.

(o) to establish and maintain such separate accounts in accordance with the instructions of the Administrator as the Administrator deems necessary for the proper administration of the Plan. Such accounts may or may not be subject to the general terms of this Agreement.

7.3 In addition, and not by way of limitation, the Trustee shall have any and all powers and duties concerning the investment, retention or sale of property held in trust as if it were absolute owner of the property, and no restrictions with regard to the property so held shall be implied, warranted or sustained by reason of this Agreement.

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                  SECTION 8

8.1 The Trustee shall not engage in or cause the Trust to engage in any transaction if it knows or should know, through normal business sources excepting information received by any department other than the Trust and Investment Department of the Trustee, which shall not be imputed to the Trustee, that such transaction constitutes a direct or indirect:

(a) sale or exchange or leasing of any property between the Plan and Party in interest;

(b) lending of money or extension of credit between the Trust and a Party. in Interest;

(c) furnishing of goods, services or facilities between the Trust and a Party in Interest;

(d) transfer to or use by or for the benefit of a Party in Interest of any assets of the Trust.

8.2 Notwithstanding the prohibitions contained in Section 8.1, the Trustee, in acquiring and disposing of Qualifying Employer Securities but as to no other assets held under this Agreement of Trust, may deal directly or indirectly with persons or entities who would constitute Parties in Interest or Disqualified Persons if, and then only to the extent, directed by the Administrator or Fiduciary if;

(a) such acquisition or sale is for adequate consideration or at a price not less favorable than that established on the open market and such facts are certified to by the Administrator of Fiduciary, and

(b) no commission or compensation is charged with respect thereto.

8.3 Notwithstanding the foregoing, the Trustee may, in addition to the services rendered in conjunction with its duties and responsibilities as Trustee under the Terms of this Agreement, provide such Ancillary Services as meet the following standards:

(a) there have been adopted by the Trustee internal safeguards which assure that such Ancillary Services are consistent with sound banking and financial practices as determined by the appropriate banking authority;

(b) the Ancillary Services are provided in accordance with guidelines which are intended to meet the standards established by the appropriate banking authority;

(c) the compensation received by the Trustee for such services is reasonable and established in an arm's-length manner.

                         - 144 -
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                  SECTION 9

9.1 The Trustee shall be entitled to such reasonable compensation for services rendered by it in accordance with its schedule of compensation in effect when such services are performed, together with all reasonable expenses incurred by the Trustee as a result of the execution of its duties hereunder, including, but not limited to, legal and accounting expenses, expenses incurred as a result of disbursements and payments made by the Trustee, and reasonable compensation for agents, counsel or other services rendered to the Trustee by third parties and expenses incident thereto. Expenses for which the Company may reimburse the Trustee also include taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Fund.

9.2 All compensation, expenses, taxes and assessments specified herein, to the extent that they are not paid by the Company, shall constitute a charge upon the Fund and be paid to the Trustee from the Fund upon written notice from the Trustee to the Company.

9.3 The Trustee shall notify the Company with regard to any tax assessments which it receives on any income or property maintained in the Fund and, unless notified to the contrary-by the Company within ninety (90) days, shall pay any such assessments. If the Company notifies the Trustee within said period that it is its opinion or the opinion of counsel that such assessments are invalid or that they should be contested, then the Trustee shall take whatever action is indicated in the notice received from the Company or counsel, including contesting the assessment or litigating any claims.

                 SECTION 10

10.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Administrator.

10.2 Within one hundred twenty (120) days following the close of each fiscal year of the Fund, or following the close such other period as may be agreed upon between the Trustee and the Administrator, and within one hundred twenty (120) days, or such other agreed upon period, unless such period be waived, after the removal or resignation of the Trustee as provided for in this Agreement, the Trustee shall file with the Administrator and/or the Company a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during such fiscal year or other

                         - 145 -
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
annual period or during the period from the close of the preceding fiscal year or other preceding period to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such fiscal year or other period, valued currently, and such other information as may be required of the Trustee under any applicable law.

10.3 Upon the expiration of sixty (60) days from the date of filing such annual- or other account, the Trustee shall, to the extent permitted by law, be forever released and discharged from any liability or accountability to anyone as respects the propriety of all matters - and transactions shown or clearly reflected therein, and to the extent not so released and discharged, the Company shall indemnify and save harmless the Trustee from any liability on account of any clerical miscalculations or other inaccuracies of a similar nature which can be ascertained from a review of such statement, except as to those matters to which the Company files written objections with the Trustee-within such sixty (60) day period.

10.4 Neither the company nor the Administrator shall- have the right to demand-or be entitled to any further or different accounting by the trustee and no participant or his beneficiary or any other person shall have the right to demand or be entitled to any accounting by the Trustee, other than those to which they may be entitled under the law.

10.5 Nothing contained herein will be construed or interpreted to deny the Trustee the right to have its account judicially determined.

10.6 Notwithstanding any other provision of the Plan or this Agreement, the Trustee shall not be subject to any liability for any' act or omission, regardless of its nature, after the expiration of three years commencing with the day next following the date that any report is due to be filed with the Secretary of Labor which discloses such error or omission, or, if earlier, three years after the date a party plaintiff did of should have had knowledge of such act or omission.

10.7 For the purposes of this Section, the Trustee shall conclusively presume that the Administrator has made all Federal filings as of the date required. Should the Trustee incur any liability by reason of the Administrator's failure to timely file, the Company shall fully reimburse the Trustee for any and all obligations, including penalties, interest or expenses, so incurred by the Trustee.

10.8 The Trustee shall determine the fair market value of the Fund at such times as may be required to carry out the provisions of the Plan or the Trust, but shall do so at least annually.
                         - 146 -
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
10.9 All records and accounts maintained by the Trustee with respect to the Fund shall be preserved. for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company in writing of its intention and transferring to the Company any such records and accounts
requested.    The Trustee shall have the right to preserve all
records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

                                 SECTION 11

11.1 The Trustee acknowledges that it assumes the fiduciary duties established by this Agreement.

11.2 The Trustee shall not, however, be liable for any loss to or diminution of the Fund except to the extent that any such loss or diminution results from action or inaction on the part of the Trustee which is judicially determined to the be a breach of its fiduciary duties.

                                 SECTION 12

12.1 The Trustee may be removed by the Company, upon written notice to the Trustee to that effect. The Trustee may resign as Trustee hereunder, upon written notice to that effect delivered to the Company.

12.2 Such removal or resignation shall become effective as of the last day of the month which coincides with or next follows the expiration of thirty (30) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon by the Company and the Trustee.

12.3 In the event of such removal or resignation, a successor Trustee shall be appointed by the Company to become Trustee as of the time such removal or resignation becomes effective. Such successor Trustee shall accept such appointment by an instrument in writing delivered to the Company and the Trustee and upon becoming successor Trustee shall be vested with all the rights, powers, duties, privileges and immunities as successor Trustee hereunder as if originally designated as Trustee in this Agreement.

12.4 Upon such appointment and acceptance, the retiring Trustee shall endorse, transfer, assign, convey and deliver to the successor Trustee all of the funds, securities and other property then held by it in the Fund, except such amount as it may consider necessary to cover its compensation and its expenses in connection with the settlement of its accounts and the delivery of the Fund to the successor Trustee, and the balance remaining of any amount so reserved shall be

                         - 147 -
PAGE
transferred and paid over to the successor Trustee promptly upon settlement of its accounts, subject. to the right of the retiring Trustee to retain any property deemed unsuitable by it for transfer until such time as transfer can be made.

12.5 If the retiring Trustee holds any property unsuitable for transfer, it shall retain such property, and as to such property alone it shall be a co-trustee with the successor Trustee, its duties and obligations being solely limited to any such property, and it shall not have fiduciary duties of any nature as to assets transferred. Should the successor Trustee accept fiduciary responsibility as to such property, the Trustee shall retain only custodian duties as to such property.

12.6 In the event of the removal or resignation of the Trustee hereunder, the Trustee shall file with the Company a statement and report of its accounts and proceedings covering the period from its last annual statement and report, and its liability and accountability to anyone with respect to the Propriety of its acts and transactions shown in such written statement and report shall be, governed by the terms of this Agreement.

                 SECTION 13

13.1 Any action by the Company pursuant to this Agreement shall be evidenced or empowered in a written manner acceptable to the Trustee, and the Trustee shall be fully protected in acting in accordance with such writing.

13.2 Any action by any person or entity duly empowered to act as Administrator with respect to any right, power or duty specified in this Agreement shall be in writing, signed by such person or by the person designated by such entity and the Trustee shall act and shall be fully protected in acting in accordance with such writing.

13.3 The Company shall furnish the Trustee from time to time with certified copies of resolutions of its Board of Directors evidencing the appointment, identity and termination of office of any persons acting as or constituting the members of any entity acting as Administrator with respect to any right, power or duty specified in this Agreement.

                 SECTION 14

14.1 The Company reserves the right at any time and from time to time by appropriate action acceptable to the Trustee:

(a) to modify or amend in whole or in part any or all of the provisions of this Agreement upon sixty (60) days' prior notice in writing to the Trustee; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent, or
                              - 148 -
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
(b) to terminate the Plan and this Agreement upon sixty (60) days, prior notice in writing delivered, to the Trustee; provided, further, that no termination, modification or amendment prior to the satisfaction of all liabilities with respect to participants, retired participants and their beneficiaries under the Plan shall permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such participants, retired participants and their beneficiaries.

14.2 Should this Trust form a part of a plan subject to the jurisdiction of the Pension Benefit Guaranty Corporation as provided in the Act, and should the Company notify the Trustee of the termination of the Plan and this Trust, the Trustee shall take no action as to the termination of this Trust until it has received notice from the Administrator or the Company that such termination has been approved by the Pension Benefit Guaranty Corporation. Thereafter and in the event that this Trust does not form a part of a plan subject to the jurisdiction of the Pension Benefit Guaranty Corporation, the Trustee shall distribute all cash, securities and other property then constituting the Fund, less any amounts constituting charges and expenses payable from the Fund, on the date or dates specified by the Administrator to such persons and in such manner as the Administrator shall direct. In making such distributions, the Trustee shall be entitled to assume that such distributions are in full compliance with and are not in violation of any applicable law regulating the termination of retirement plans such as the Plan and the Trustee may require the Company or the Administrator to furnish it with evidence that such distributions do not violate any such applicable law. The Company assumes all liability of any kind whatsoever arising from any distribution made by the Trustee at the direction of the Administrator as a result of the termination of this Agreement and shall indemnify-and save the Trustee harmless from any attempt to impose any liability on the Trustee with respect to any such distribution.

14.3 The Trustee reserves the right to retain such property as is not, in the sole discretion of the Trustee, suitable for distribution at the time of termination of this Agreement and shall hold such property as custodian for those persons or other entities entitled to such property until such time as the Trustee is able to make distribution. The Trustee's duties and obligations with respect to any. property held in accordance with the above shall be purely custodial in nature and the Trustee shall only be obligated to see to the safekeeping of such property prior to its distribution. Upon complete distribution of all property constituting the Fund, this Agreement shall be deemed terminated.

                              - 149 -
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
14.4 In the event no direction is provided by the Administrator with respect to the distribution of the Fund upon termination of this Agreement, the Trustee shall make such distributions as are specified by the Plan. In the event the Plan is silent as to the distributions to be made upon termination of the Plan or the terms of the Plan are inconsistent with the then applicable law, the Trustee shall distribute the Fund to participants and their beneficiaries under the Plan in an equitable manner that will not adversely affect the qualified status of the Plan under Section 401(a) of the Internal Revenue Code or any other statute of similar import and that will comply with any applicable provisions of the Act regulating the allocation of assets upon termination of plans such as the Plan. The Trustee reserves the right to seek a judicial and administrative determination as to the proper method of distribution of the Fund upon termination of this Agreement.

14.5 If the Company teases to exist as a result of liquidation, dissolution or acquisition in some manner, the Fund shall be distributed as provided above upon termination of the Plan unless a successor company elects to continue the Plan and this Agreement as provided in this Agreement.

                              SECTION 15

15.1 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee is a party, or any corporation succeeding to the trust business of the Trustee, shall become the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

15.2 Any corporation into which the Company may be merged or with which it may be consolidated, or an-y corporation succeeding to all or a substantial part of the business interest of the Company may become the Company hereunder if it elects to continue the Plan and this Agreement and files a notice in writing to that effect with the Trustee.

15.3 In the event that either the Administrator or the Company authorizes and directs that the assets of another plan be merged or consolidated with or transferred to this Trust, the Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing that each participant covered under the plan the assets of which are to be merged consolidated or transferred will immediately after such merger, consolidation or transfer be entitled to a benefit either equal to or then greater than the benefit he would have been entitled to had the Plan been terminated.
                         - 150 -
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                 SECTION 16

16.1 The Trustee accepts the Trust crest ed hereunder and agrees to be bound by all the terms of this Agreement.

                 SECTION 17

17.1 Except as heretofore provided, no company, participant or beneficiary of the Plan or any plan to which the Trust applies shall have any interest in or right to the assets of this Trust, and to the full extent of all applicable laws, the assets of this Trust shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, participants or beneficiaries. The Trustee shall take cognizance of no assignment or alienation of benefits unless, and then only to the extent, written notices are received from the Administrator or the Company.

                 SECTION 18

18.1 This Agreement shall be construed and enforced, to the extent possible, according to the laws of the Commonwealth of Pennsylvania, and all provisions hereof shall be administered according to the laws of said Commonwealth and any federal laws, regulations or rules which may from time to time be applicable.

                 SECTION 19

19.1 To the extent permitted by law, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, and no participant under the Plan or other person having an interest in 'the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or preceding shall, to the extent permitted by law, be conclusive upon all persons claiming under this agreement or the Plan.

                 SECTION 20

20.1 Any Company which is a subsidiary of the Company or which may be affiliated with the Company in any way and which is now or may hereafter be organized under the laws of the United States of America, or of any State or Territory thereof may, with the approval of the Board of Directors of the Company, by resolution of its own Board of Directors, adopt this Agreement if such subsidiary or affiliate shall have adopted this Plan; provided that a separate trust shall be deemed to have been created with respect to such subsidiary or affiliate.

                         - 151 -
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20.2  Any such subsidiary or affiliate may at any time segregate its trust from further participation in this Agreement.
In such event, such subsidiary or affiliate shall file with the Trustee a document evidencing its segregation from the Fund and its continuance of a separate trust in accordance with the provisions of this Agreement as though such subsidiary or affiliate were the sole creator thereof. In such event, the Trustee shall deliver to itself as Trustee of such separate trust such share of the Fund as may be determined by the Trustee to constitute the appropriate share of the Fund then held in respect of the participating employees of such subsidiary or affiliate. Such subsidiary or affiliate may thereafter exercise, in respect of such separate trust, all of the - rights and powers reserved to the Company under the provisions of this Agreement.

                 SECTION 21

21.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and, said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

WITNESS the due execution hereof on the date first above written:
                                   CONAP, INC.


                                   By/s/[Illegible]
                                        Secretary
WITNESS:



[Illegible]

                                  MELLON BANK, N.A.




                                  By/s/[Illegible]
                                       Vice President

WITNESS:



[Illegible]
                         - 152 -